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                                                                    EXHIBIT 10.3


                                                                         Annex A


                              RESTRICTIVE COVENANTS

         (a) Nondisclosure and Nonuse of Trade Secrets. The Participant acknowledges that he has had and will have access to confidential information of the Company and its Affiliates (including, but not limited to, current and prospective confidential know-how, specialized training, customer lists, marketing plans, business plans, financial and pricing information, and information regarding acquisitions, mergers and/or joint ventures) concerning the business, customers, clients, contacts, prospects, and assets of the Company and its Affiliates that is unique, valuable and not generally known outside the Company and its Affiliates, and that was obtained from the Company or an Affiliate or which was learned as a result of the performance of services by the Participant on behalf of the Company or an Affiliate ("Trade Secrets"). Trade Secrets shall not include any information that: (i) is now, or hereafter becomes, through no act or failure to act on the part of the Participant that constitutes a breach of this Annex A, generally known or available to the public; (ii) is known to the Participant at the time such information was obtained from the Company or an Affiliate; (iii) is hereafter furnished without restriction on disclosure to the Participant by a third party, other than an employee or agent of the Company or an Affiliate, who is not under any obligation of confidentiality to the Company or an Affiliate; (iv) is disclosed with the written approval of the Company or an Affiliate; or (v) is required to be disclosed or provided by law, court order, or similar compulsion, including pursuant to or in connection with any legal proceeding involving the parties hereto; provided however, that such disclosure shall be limited to the extent so required or compelled; and provided further, however, that if the Participant is required to disclose such confidential information, he shall give the Company notice of such disclosure and cooperate in seeking suitable protections. Other than in the course of performing services for the Company and its Affiliates, the Participant will not, at any time, either during the Participant's Service or thereafter, directly or indirectly use, divulge, furnish or make accessible to any person any Trade Secrets, but instead will keep all Trade Secrets strictly and absolutely confidential. The Participant will deliver promptly to the Company or the Affiliate that employed the Participant, at the termination of his employment or at any other time at the request of the Company or an Affiliate, without retaining any copies, all documents and other materials in his possession relating, directly or indirectly, to any Trade Secrets.

         (b)      Non-Competition. The Participant acknowledges and agrees that
(i) in the course of the Participant's Service the Participant shall become familiar with the Trade Secrets of the Company and its Affiliates, (ii) the Participant's services to the Company and its Affiliates are unique in nature and of an extraordinary value to the Company and its Affiliates, and (iii) the Company and its Affiliates could be irreparably damaged if the Participant were to provide similar services to any person or entity competing with the Company or any Affiliate or engaged in a similar business. In connection with the issuance to the Participant of the Award hereunder, and in consideration for and as an inducement to the Company to enter into this Agreement, the Participant covenants and agrees that during the period beginning on the date 120 days after termination of Participant's Service and ending on the first anniversary of the date of the termination of the Participant's Service (the "Restricted Period"), if the Participant holds any unexpired Stock Options at such time, the Participant shall not directly or indirectly operate, control or participate as a partner, director, principal, officer, or agent of, enter into the employment of, act as a consultant to, or perform any services for, any company, person, or entity engaged in a "Competitive Business" as determined by the Company, which determination shall be binding on the parties. In general, a Competitive Business will include any company, person or entity that in the judgment of the Company competes with the Company in any material way, including entities that directly compete with the Company in (1) the asset management business or (2) the business of wholesaler distribution of investment company products or separately managed retail or institutional accounts. The Company may decide that the employment of a terminated employee in a company that is engaged in Competitive Business but is also a customer or business partner of the Company is on balance advantageous to the Company and therefore waive the application of this non-competition covenant.

         (c) Nonsolicitation. During the one year period following the termination of the Participant's Service ( the "Nonsolicitation Period"), the Participant shall not, directly or indirectly solicit or induce, or attempt to solicit or induce, any current employee of the Company or an Affiliate, or any individual who becomes an employee during the Nonsolicitation Period, to leave his or her employment with the Company or an Affiliate or join or become affiliated with any other business or entity, hire any employee of the Company or an Affiliate or in any way interfere with the relationship between any employee and the Company or an Affiliate. During the Nonsolicitation Period, the Participant shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any customer, supplier, licensee, licensor or other business relation of the Company or an Affiliate to terminate its relationship or contract with the Company or an Affiliate, to cease doing business with the Company or an Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or an Affiliate (including making any negative statements or communications concerning the Company or an Affiliate or their employees).

         (d) Judicial Modification. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Annex A or
Section 12 of this Agreement is invalid or unenforceable, the parties agree that
(i) the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or geographic area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, (ii) the parties shall request that the court exercise that power, and (iii) this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment or decision may be appealed.